UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2013

Location Based Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Discovery, Suite 260, Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(888) 600-1044

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This release contains certain forward-looking statements of our intentions, hopes, beliefs, expectations, strategies, and predictions with respect to future activities or other future events or conditions within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are usually identified by the use of words such as “believe,” “will,” “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “should,” “could,” or similar expressions. These statements are only predictions and involve known and unknown risks, uncertainties and other factors. Actual results may materially different from the results, levels of activity, performance or achievements, express or implied by these forward-looking statements.

 Although we believe that the assumptions underlying the forward-looking statements contained in this report are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. We will not update these statements unless the securities laws require us to do so. Accordingly, you should not rely on forward-looking statements because they are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those contemplated by the forward-looking statements.

Item 7.01.  Regulation FD Disclosure

On December 19, 2013 the Company released a letter to its shareholders from CEO, Dave Morse which discloses the following information:

-	We anticipate generating approximately $416,000 in revenue for the first fiscal quarter of 2014 (which is September, October, November).

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The FBI and the Forestry Services are in the process of testing our devices and we’re continuing to work with the Department of Energy to finalize our joint project which is expected to begin in the first quarter of 2014.

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Our relationship with EE (the largest carrier in the UK) remains strong as we are currently in discussions to expand the scope of our partnership. We are also fairly close to finalizing distribution relationships in Poland, France and Scandinavia. Additionally, a very large theme park in the UK has tested our PocketFinder product and has expressed interest in purchasing units to rent to their guests while they are in the park. We expect to have a final purchasing decision from them by March of 2014.

-	A large international airline is currently evaluating our 886 devices and we expect to reach a go/no-go decision in the first calendar quarter of 2014.

-	We expecting to have our first auto dealer signed up for auto dealer program by the end of 2013, but it may slide into January, 2014.

-	We recently received the necessary government certifications from Ecuador and we have a 1,200 piece purchase order from the government of Ecuador which is currently pending.

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Based on our current order pipeline we expect to generate $4,000,000-$5,000,000 of new sales revenue in calendar year 2014. This estimate does not include recurring subscription revenue, which could be an additional $200,000 - $400,000 per month. Our sales projections are based largely on estimates provided to us by our current stable of resellers and distributors. This estimate also includes a significant re-order from a large existing customer, who has indicated a need for 12,000-15,000 units next year. These estimates do not include sales to the US military.

A copy of the letter is attached as Exhibit 99.1.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01.  Financial Statements and Exhibits

Exhibit #	Description
99.1	Shareholder Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: December 23, 2013	By:	/s/ David Morse
David Morse
Chief Executive Officer